Exhibit 99.1

PRECIGEN COMPLETES SERIES OF TRANSACTIONS TO SOLIDIFY HEALTHCARE FOCUS

- Company on Track to Advance Next-Generation Gene & Cell Therapies -

- Company Name Changes to Precigen from Intrexon and Ticker Symbol to Nasdaq: PGEN -

GERMANTOWN, Md., Feb. 3, 2020 — Precigen, Inc. (Nasdaq: PGEN), a biopharmaceutical company specializing in the development of innovative gene and cell therapies to improve the lives of patients, today announced the closing of its previously announced sale of a number of its bioengineering assets and the related sale of $35 million of its common stock to an affiliate of Third Security LLC. Additionally, effective February 1, 2020, the Company has changed its name to Precigen, Inc. from Intrexon Corporation and its Nasdaq stock symbol to PGEN from XON. The new Precigen enters 2020 with a promising portfolio of investigational gene and cell therapies, derived from the Company’s transformative therapeutic platforms, including UltraCAR-T™, AdenoVerse™ cytokine therapies, multifunctional therapeutics and off-the-shelf AdenoVerse™ immunotherapies, as well as innovative approaches from our subsidiaries ActoBio Therapeutics, Exemplar Genetics, and Triple-Gene.

“With multiple data read-outs on track for our internal pipeline and partnered programs, we believe 2020 will be an exciting year for Precigen,” said Helen Sabzevari, Ph.D., President and CEO of Precigen. “At the same time, we plan to further optimize our portfolio this year through a renewed commitment to financial rigor and fiscal discipline.”

“We are particularly enthusiastic about the opportunity to advance our UltraCAR-T platform as current CAR-T treatments rely on a long, complex, and relatively inefficient manufacturing process that delays treatment for cancer patients and leads to high pricing. By contrast, UltraCAR-T is designed to overcome many of these obstacles by eliminating the need for ex vivo expansion, reducing overall manufacturing time, and enabling patients to be treated with CAR-T therapy only one day after non-viral gene transfer at the cancer center. UltraCAR-T has the potential to democratize patient care by simplifying this life-saving cancer immunotherapy which should improve availability throughout the world,” added Dr. Sabzevari.

Two non-healthcare businesses remain with Precigen and the Company will continue to evaluate strategic and operational options for these businesses.

Dr. Sabzevari presented an overview of Precigen at the 38th Annual J.P. Morgan Healthcare Conference on January 14, 2020, and a replay of the presentation is available on Precigen’s website in the Events section at https://investors.precigen.com/press-events/event-calendar.

Precigen: Advancing Medicine with Precision™

Precigen (Nasdaq: PGEN) is a dedicated discovery and clinical stage biopharmaceutical company advancing the next generation of gene and cell therapies using precision technology to target the most urgent and intractable diseases in immuno-oncology, autoimmune disorders, and infectious diseases. Our technologies enable us to find innovative solutions for affordable biotherapeutics in a controlled manner. Precigen operates as an innovation engine progressing a preclinical and clinical pipeline of well-differentiated unique therapies toward clinical proof-of-concept and commercialization.

For more information about Precigen, visit www.precigen.com or follow us on Twitter @Precigen and LinkedIn.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to plans, objectives, and expectations for the development of our business, including the timing and progress of preclinical and clinical trials and discovery programs, the promise of the Company’s portfolio of therapies, the Company’s refocus to a heathcare-oriented business, and its continuing evaluation of options for the Company’s non-healthcare businesses. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. For a discussion of these risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission.

Investor Contact: Steven Harasym Vice President, Investor Relations Tel: +1 (301) 556-9850 investors@precigen.com	Corporate Contact: Marie Rossi, PhD Vice President, Communications Tel: +1 (301) 556-9850 press@precigen.com

Media Contact: Glenn Silver Lazar-FINN Partners Tel: +1 (973) 818-8198 gsilver@lazarpartners.com

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